EXHIBIT 99.1

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                  LEHMAN BROTHERS FINANCIAL SERVICES CONFERENCE

                                SEPTEMBER 8, 2003
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Talking points prepared for presentation to the Lehman Brothers Financial
Services Conference by American Express Executive Vice President and Chief Financial Officer Gary Crittenden on September 8, 2003.

                                     ****

INFORMATION RELATED TO FORWARD LOOKING STATEMENTS


THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY IMPLEMENT A BUSINESS MODEL THAT ALLOWS FOR SIGNIFICANT EARNINGS GROWTH BASED ON REVENUE GROWTH THAT IS LOWER THAN HISTORICAL LEVELS, INCLUDING THE ABILITY TO IMPROVE ITS OPERATING EXPENSE TO REVENUE RATIO BOTH IN THE SHORT-TERM AND OVER TIME, WHICH WILL DEPEND IN PART ON THE EFFECTIVENESS OF REENGINEERING AND OTHER COST CONTROL INITIATIVES, AS WELL AS FACTORS IMPACTING THE COMPANY'S REVENUES; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; THE ABILITY OF THE COMPANY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, TO ACTUALLY SPEND SUCH FUNDS OVER THE REMAINDER OF THE YEAR TO THE EXTENT AVAILABLE, PARTICULARLY IF FUNDS FOR DISCRETIONARY SPENDING ARE HIGHER THAN ANTICIPATED, AND TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT EXPOSURES BOTH IN THE U.S. AND INTERNATIONALLY; FLUCTUATION IN THE EQUITY AND FIXED INCOME MARKETS, WHICH CAN AFFECT THE AMOUNT AND TYPES OF INVESTMENT PRODUCTS SOLD BY AEFA, THE MARKET VALUE OF ITS MANAGED ASSETS, AND MANAGEMENT, DISTRIBUTION AND OTHER FEES RECEIVED BASED ON THE VALUE OF THOSE ASSETS; AEFA'S ABILITY TO RECOVER DEFERRED ACQUISITION COSTS (DAC), AS WELL AS THE TIMING OF SUCH DAC AMORTIZATION, IN CONNECTION WITH THE SALE OF ANNUITY, INSURANCE AND CERTAIN MUTUAL FUND PRODUCTS; CHANGES IN ASSUMPTIONS RELATING TO DAC, WHICH COULD IMPACT THE AMOUNT OF DAC AMORTIZATION; THE LEVEL OF GUARANTEED MINIMUM DEATH BENEFITS PAID TO CLIENTS; POTENTIAL DETERIORATION IN AEFA'S HIGH-YIELD AND OTHER INVESTMENTS, WHICH COULD RESULT IN FURTHER LOSSES IN AEFA'S INVESTMENT PORTFOLIO; THE ABILITY TO IMPROVE INVESTMENT PERFORMANCE IN AEFA'S BUSINESSES, INCLUDING ATTRACTING AND RETAINING HIGH-QUALITY PERSONNEL; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT, INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES, OF RE-ENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH RE-ENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION AND OTHER EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING BALANCING THE NEED FOR LONGER-TERM INVESTMENT SPENDING; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY SYSTEMS, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; THE IMPACT ON THE COMPANY'S BUSINESSES RESULTING FROM THE RECENT WAR IN IRAQ AND ITS AFTERMATH AND OTHER GEOPOLITICAL UNCERTAINTY; THE OVERALL LEVEL OF CONSUMER CONFIDENCE; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S TRAVEL RELATED SERVICES PRODUCTS, PARTICULARLY CREDIT AND CHARGE CARDS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD PRODUCTS AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDHOLDERS, CAPTURE A GREATER SHARE OF EXISTING CARDHOLDERS' SPENDING AND REVOLVING CREDIT, SUSTAIN PREMIUM DISCOUNT RATES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE IMPACT OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) ON CONSUMER AND BUSINESS SPENDING ON TRAVEL, INCLUDING ITS POTENTIAL SPREAD TO THE UNITED STATES AND OTHER LOCALES THAT HAVE NOT, TO DATE, BEEN SIGNIFICANTLY AFFECTED; THE ABILITY TO MANAGE AND EXPAND CARDMEMBER BENEFITS, INCLUDING MEMBERSHIP REWARDS(R), IN A COST EFFECTIVE MANNER; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE U.S. AND INTERNATIONALLY; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INVESTMENT AND INSURANCE BUSINESSES; CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE ABILITY TO ACCURATELY INTERPRET AND APPLY FASB INTERPRETATION NO. 46, THE RECENTLY ISSUED ACCOUNTING RULE RELATED TO THE CONSOLIDATION OF VARIABLE INTEREST ENTITIES, INCLUDING THOSE INVOLVING COLLATERALIZED DEBT OBLIGATIONS (CDOS) AND SECURED LOAN TRUSTS (SLTS) THAT THE COMPANY MANAGES AND/OR INVESTS IN, AND THE IMPACT OF THE RULE ON BOTH THE COMPANY'S BALANCE SHEET AND RESULTS OF OPERATIONS, WHICH COULD BE GREATER OR LESS THAN THAT ESTIMATED BY MANAGEMENT TO THE EXTENT THAT CERTAIN ASSUMPTIONS HAVE TO BE REVISED, SUCH AS ESTIMATES OF THE VALUATIONS OF THE UNDERLYING COLLATERAL OF THE CDO OR SLT STRUCTURES, OR THE APPLICATION OF THE RULE TO CERTAIN TYPES OF STRUCTURES HAS TO BE RE-EVALUATED; AND OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AND ITS OTHER REPORTS FILED WITH THE SEC.

                                     ****

Good afternoon. It is a pleasure to be here with you today. I want to spend the next 20 minutes or so briefly reviewing three topics.

First, I'll begin with a review of our recent performance.

Second, I'll discuss what I see as the inherent advantages of our business models, and our unique capabilities within global payments and retail financial services.

Last, I'll take you through our objectives for the company over the short, moderate and long-term.

Overall, our recent results reflect strong momentum and demonstrate the success of our efforts to create a flexible expense base and a well-balanced risk profile. As many of you know, these efforts include:

  o Shifting away from our historical reliance on T&E spending to the more stable everyday spend activities;

  o Diversifying our revenue streams to incorporate revolving credit revenues in addition to our historical spend-based revenues;

  o Making aspects of our expense base more variable and creating a dynamic reengineering capability; and

  o    Continually enhancing our credit management capabilities.

These changes to our business model allowed us to absorb the challenging aspects of the environment and deliver solid financial results and business momentum, while investing in the future competitive strength of the company.

Specifically, against our long-term financial targets, we've done very well on a year-to-date basis.

  o    Our Earnings Per Share grew 15%;

  o    Return on Equity was 20%, and;

  o Revenues were up by 6%, despite the continued environmental challenges within certain segments of our business.

At each of our segments, and at the corporate level, we've worked to lower our risk profile and strengthen our balance sheet. While we've recently seen some positive trends in our broad business indicators, our balance sheet actions have been prudent and appropriate for the environment.

In card, our credit ratios are an excellent story. Losses and write-offs remain well-controlled and are better than industry averages, while our past due coverage in both charge and lending continues to be strong.

At American Express Bank, we continue to lower our exposure to corporate lending risk.

And, Financial Advisors continues to build on the progress of the last few years as exposure to airline losses have been reduced and we have strengthened our reserves for commercial mortgages.

In addition, at the end of 2Q '03, $1.5 billion of unrealized gains were available within AEFA's investment portfolio. Given interest rate movements since then, we have seen some decline in appreciation.

Over the past few years we've taken a number of actions to improve our economic flexibility; including, our continued reengineering and cost management efforts.

Our reengineering efforts have yielded annual benefits in excess of $1B since 2001, and are on track to deliver similar benefits in 2003. Key drivers of these benefits include:

  o Tightly controlled workforce numbers. Even as our volumes have grown we continue to be approximately flat to the employee levels in place after our restructuring actions of 2001 and 2002.

  o Our outsourcing agreement with IBM is another way we have enhanced flexibility. Through this seven year agreement to outsource our technology operations activities, we have variablized this cost base and expect to realize hundreds of millions of dollars of savings over the contract term.

  o Through "Global Infrastructure Optimization," our initiative to optimize our servicing across multiple locations, we've increased our economic flexibility by delivering high quality service from lower cost markets. We've ramped up our capabilities over the last two years and, by the end of the year, we expect to almost double the savings delivered in 2002.

  o An additional element has been to migrate our service transactions online. Since each online transaction saves us anywhere from 5% to 90% of our comparable offline unit cost, the savings here continue to build.

  o Finally, travel continues to be a true success story in terms of flexibility. Despite the volume hits caused by the September 11th terrorist attacks, the war in Iraq and SARS, Travel continues to deliver good profits. With our online capabilities, and our price-for-service approach, we now have a model that is more adaptable to the sales volatility we've seen over the last two years.

So, we continue to make excellent progress on flexibility and cost management.

Improving operating margins continues to be a priority. We expect to have variances in our quarter-to-quarter performance as market conditions change and we respond accordingly. During the first six months of 2003, we saw some deterioration as we took advantage of a competitive opportunity while both provision and interest expense were improving. This provided the ability for us to go after higher top line growth, focusing on the denominator rather than the numerator. Going forward, we will continue to balance opportunities to ramp up investments to sustain and increase our business momentum while controlling expenses overall.

Investing for growth has been an additional priority over the last year, as we have worked to be on the offensive despite the uncertain and difficult environment.

As our priority is to provide shareholder value over the moderate to long-term, we believe we must continue to invest in growth - and, now is the time to do it.

Three factors are converging to make this so:

  o    First, our business volumes are strengthening;

  o    Second, some of our competitors have had some difficulties; and,

  o Third, we have a range of attractive organic growth opportunities to choose from.

As previously announced, since we look to step up investments during the latter half of the year, we're expecting that our full year EPS before accounting changes will not grow above 14%.

The benefit of investing in growth in recent quarters can be seen in the strength of a number of our key metrics.

  o Year-to-date TRS billings were up 10%, helped by strong consumer spend in both the U.S. and international.

  o Cards in force were up 5%. We've added 1.3 million net new cards through June of this year as a result of both acquisition efforts and higher retention levels.

  o Managed loan balances increased 16% against last year -- 14% in the U.S. and 32% in international, outpacing all of our major competitors. [NOTE: on a GAAP basis owned worldwide loan balances grew 21% versus last year -- 17% in the U.S. and 32% in international.]

  o At Financial Advisors, while cash sales for the year were down by five percent, we increased our advisor force, bucking the trend of other financial services companies, who continued to see sales force declines.

Also on the growth front, we recently announced two acquisitions:

  o Threadneedle Asset Management, a well-respected investment company based in the U.K.; and,

  o Rosenbluth International, a major corporate travel agency with clients and operations around the world.

Unlike the position of some other companies, the strength of our organic growth allows us to make acquisitions from the best possible perspective: to make them because we choose to, not because we have to.

We have exceptional opportunities for organic growth across our businesses, but, we felt these two companies offered us an opportunity to accelerate growth against our strategies, while delivering solid financial returns for our shareholders.

Our recent results demonstrate what we believe to be the inherent advantages of our business models in both payments and financial services.

Across both of our businesses, we believe we have a number of levers that - in combination - put us in a strong relative position against our competitors.

Within Global Payments, we have a brand-driven, spend-based business model with multiple growth levers and advantages:

  o We have an advantaged position in terms of our relationships with high-spending customers across the consumer, small business and corporate market segments.

  o We have tremendous product breadth - with charge cards, credit cards, co-brand cards and affinity cards.

  o We have substantial geographic breadth through proprietary card activities in 73 countries and 20 currencies, and network card relationships across 88 markets.

  o We have deep and wide-ranging relationships with terrific partners such as Costco, Starwood, Hilton, Delta and numerous other airlines and retailers who deliver great value for our customers.

  o And finally, we believe we are the market leader in terms of customer service.

Our virtuous circle shows the reinforcing relationships between our issuing and network businesses.

The major elements of our spend-based model are:

  o    An attractive customer base with higher average spending;

  o    Driving premium economics through our higher discount rate;

  o Which creates a pool of investment dollars from which we can initiate actions including enriching and expanding our wide array of rewards-oriented products to drive the continuous advancement of this virtuous circle;

  o All of which is centered around the attributes of the American Express brand.

Our rewards focus is an advantage in two ways:

  o    First, it is a very powerful competitive weapon, and;

  o    Second, it provides us with a number of economic advantages.

Suffice it to say that cardmembers enrolled in rewards are very attractive - in terms of their spend, retention, credit performance and profitability.

As a result of this, on the issuing side of our business, we look to penetrate rewards into most of our customers and prospects by issuing products linked to spend incentives - whether it be a charge card enrolled in Membership Rewards, our cash rebate product, a Costco or Delta Skymiles card, a Blue Card linked to Membership Rewards Options, or any of the hundreds of co-brand and affinity cards we have around the world.

Reward programs also add value to our merchant network as they increase cardmember insistence at the point of sale and contribute to our merchant value proposition.

For both these reasons, over the last few years we've ramped up our efforts to expand reward-linked products across our global card base. For example our reward penetration across our U.S. consumer and small business cards in force base has increased from 31% in 1998 to 60% today.

Given the breadth of our incentives, the penetration of our base, and the fundamental margin advantage of our premium economics, we believe we are the leader in the rewards arena, and intend to keep a strong focus on further leveraging this competitive advantage.

The benefits of this strategy, and our recent growth investments, are evident within a number of key metrics, where we compare favorably to our competitors.

In volume growth, we have performed better than the industry average, delivering higher growth than all but one competitor. Considering the weak travel-related spending environment during the first half of 2003, we are particularly pleased with our overall growth.

The strong momentum within our business is even more evident when you look at second quarter comparisons.

All of our major competitors saw a decline in growth rates from the first quarter, while we were able to maintain our momentum.

Although our business model is less reliant on growth in loan balances versus the competition, related finance charge revenue is still an important driver for us. Here, we have enjoyed industry-leading levels of growth in outstandings.

Lastly, our card-related lending credit performance has also outpaced the competition.

At Financial Advisors, we also have a number of advantages that we're looking to leverage against our growth opportunities.

While we have substantial scale within both our distribution system and our manufacturing operation, where we produce a broad array of mutual fund, annuity, and insurance-related products, the real strength of AEFA's franchise revolves around their financial planning and advice positioning.

AEFA's business model has been built around financial planning and advice for some 20 years. Today, this positioning is as relevant to clients as it has ever been.

Financial planning produces product diversity, persistency, and low client attrition.

We've generated high returns across our client base because clients hold multiple products and stay with us longer.

Clients with a plan invest more over time with low redemption rates and more persistency. As an example, based on redemption rates, our clients hold long-term mutual funds nearly twice as long on average versus the industry.

Advisor productivity also improves through the planning relationship.

To better understand the power of our model, let's look at our financial returns compared to the industry.

There are few firms like Financial Advisors, since we are an asset manager, an insurance and annuity company, as well as a broker dealer.

We analyzed the competitive performance of these three industries between 1992 and 2002.

  o    Broker/Dealers' averaged a return on equity of 19%.

  o    Asset managers generated a 25% return over this period.

  o    And, lastly, the insurance and annuity industry realized a 10% return.

We then took the liberty of creating a similar firm to Financial Advisors for comparative purposes, by using our business segment weightings.

This resulted in an industry composite generating a 15% return on equity.

By comparison, Financial Advisors actually generated an 18% return over the same period.

And, even though AEFA's return last year was reduced to 11.6%, our analysis indicates that AEFA's return exceeded the industry composite. [NOTE:
AEFA's return on equity for the 12 months ended December 31, 2002 excludes the effect on shareholders' equity of unrealized gains or losses related to SFAS No. 115 and No. 133 (approximately 0.7%). On a GAAP basis, AEFA's return on equity for such period was approximately 10.9%.]

As I indicated, we believe this higher return differential is linked to better advisor retention, higher product persistency, deeper planning relationships with clients - all due in large part to the associated benefits of our planning model.

As you know, results in the industry and at AEFA have suffered over the past few years due to the difficult market environment.

But, overall, AEFA has performed reasonably well.

Their client asset levels have moved in a manner consistent with the competition. This would appear to reflect both the persistency benefits of our planning model as well as our efforts to improve the breadth of our product offerings and our proprietary investment management results.

AEFA has the fourth largest number of advisors across our three platforms. While many of our competitors have seen substantial reductions in their field force, we have remained relatively steady, or more recently added advisors. This likely reflects not only a paradigm shift in what investors want from their financial services firm - personal relationships and a long-term perspective - but also the persistency benefits of our planning approach.

Overall, AEFA's earnings have performed relatively well versus the competition.

Some of our competitors posted particularly favorable year-over-year comparisons due to various unusual items, including investment portfolio losses last year coupled, in some cases, with gains during the same period this year.

I'd like to move the discussion now from our recent results to our long-term objectives.

Environmental challenges and intense competitive activity require companies to fully leverage all of the assets at their disposal to be successful.

While the advantages of our models have helped our results over the last year and a half, we believe their greatest benefit will come over the moderate to long-term.

Over the moderate to long-term we continue to believe our financial targets of 12-15 percent EPS growth, 8 percent revenue growth, and 18-20 percent Return on Equity, on average and over time, are appropriate.

This view is based on a number of factors, including:

  o The underlying global payments and retail financial services industry opportunities;

  o The strengths within our proprietary business models which position us to realize those opportunities; and,

  o The actions we initiated and implemented over the last three years which have increased the flexibility and adaptability of the organization.

As we prepared our outlook and assessed our plans, we used what we consider to be modest assumptions:

  o    Billings growth of 6 percent to 10 percent;

  o    Growth in the average S&P of 8 percent; and,

  o    Reengineering benefits which drive improved margins.

In coming up with these assumptions we've essentially halved the robust historical growth rates we saw in billed business over the last 20 years and in the S&P 500 average in the later half of the 1990's. Applying these assumptions against our improved economics, our models show us being positioned to achieve 12 percent to 15 percent EPS growth over the next 3 to 5 years.

In addition to our earnings objective, our models also indicate that the Company is positioned to deliver Return on Equity within our long-term targeted range of 18 to 20 percent.

Our business momentum and investment focus also underscore the fact that our future growth will continue to be driven by the substantial organic growth opportunities that we have historically relied upon. It doesn't mean we won't pursue acquisitions that are targeted and appropriately valued, but it does mean we're not dependent on acquisitions to achieve our earnings target. We can look to our more stable organic sources of historical growth and augment them through acquisitions as appropriate.

First, the basics in terms of billed business growth potential.

Consumer payments have shown strong growth over the last few years. And while cash and checks continue to be a large proportion of spend, plastic - and more specifically charge and credit products - is gaining greater acceptance. In fact, as a source of payment, credit cards grew 29% between 1995 and 1998, and 32% between '98 and 2001.

Looking at it on an industry or merchant category basis, the components of the spend opportunity firm up even more.

With the size of the circles approximating the size of the total spending within each industry group, you can see that the largest opportunity to gain plastic spend is in the group of industries growing the fastest.

Spend within this emerging portfolio, which includes telecom, healthcare, and professional services, is growing at rates in excess of 20%, and yet has very low plastic penetration. As people begin to put their insurance payments, wireless phone bills and monthly rent on our cards our transaction growth potential is significant.

As a result, we should continue to gain financial benefits on both the top-line and across our expense base as the scale of our business grows.

While these opportunities would broadly benefit all payment providers, projections also show that growth in spend volumes will accelerate, and continue to outpace outstandings growth.

The 8% average S&P 500 growth rate is consistent with the long-term performance of the markets.

Top-line growth, combined with reengineering, should position us to achieve our objective to deliver 12-15% EPS growth.

Our ultimate goal is to build shareholder value by managing our resources in a manner that maximizes the Company's free capital generation over a long period of time.

We seek to do this by growing our business while maintaining consolidated returns at attractive levels.

If we are successful, we will generate an increasingly large pool of capital to return to shareholders into the future.

We have compared the average returns for our peer group, for the eight years ended 2002, by adjusting each competitor's return to the average leverage for the group.

Our comparative returns are quite attractive.

These returns, which are driven by our unique mix of businesses, position us to distribute large amounts of capital to shareholders.

History shows that the company has returned a significant portion of capital generated over time back to shareholders through dividends and share repurchases. In fact, 67% has been returned since 1995.

Assuming we meet our financial targets, on average and over time, and we continue to manage capital effectively, we will seek to fund our business growth by reinvesting, on average, approximately 35% of capital generated annually back into the business and return 65% to shareholders. Obviously, in any particular year, the actual level returned would depend on other uses of capital that may be warranted, like an acquisition.

That's a quick review of our recent results and our business objectives and shareholder value creation goals.

Just to summarize:

  o Our recent results illustrate the strengths within our business models, the benefits of the fundamental changes made over the last three years, and the strong momentum resulting from the business-building investments over the past year.

  o We believe we are well positioned to continue to be a strong competitor and leverage the attractive growth opportunities available to us.

  o And, if successful, we believe we can produce attractive financial results and create substantial value for our shareholders.

With that, I'm ready to respond to your questions.